EXHIBIT 10.3
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                      FOURTH AMENDMENT TO REVOLVING CREDIT

                         AND LETTER OF CREDIT AGREEMENT
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         THIS FOURTH AMENDMENT is made as of this 31st day of August, 1999 by and among ENVIRONMENTAL ELEMENTS CORPORATION, a Delaware corporation ("Borrower") and MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY, a Maryland banking corporation ("Bank").

                                    RECITALS
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         A. The Bank previously agreed to extend credit to the Borrower pursuant to a certain Revolving Credit and Letter of Credit Agreement dated November 24, 1993, as amended by a letter agreement dated May 26, 1994 from Nicholas C. Richardson to Thomas B. McCord, a Second Amendment to Revolving Credit and
Letter of Credit Agreement dated October 25, 1995, and a Third Amendment to Revolving Credit and Letter of Credit Agreement dated June 12, 1998 (collectively, the "Agreement"), in the form of a line of credit facility in an original principal amount not to exceed Ten Million Dollars ($10,000,000.00), which was subsequently reduced to Seven Million Dollars ($7,000,000.00), and then increased to Twelve Million Dollars ($12,000,000.00).

         B. The indebtedness under the Agreement is evidenced by a Line of Credit Promissory Note dated November 24, 1993 from Borrower to Bank, as modified by a certain First Amendment to Line of Credit Promissory Note dated October 25, 1995, certain letter agreements between the Bank and Borrower, a certain Second Amendment to Line of Credit Promissory Note dated June 12, 1998, and a certain Third Amendment to Line of Credit Promissory Note of even date herewith (collectively, the "Note").

         C. The repayment of the indebtedness evidenced by the Note is secured by a Security Agreement dated October 25, 1995 between Borrower and Bank, as amended by a First Amendment to Security Agreement dated June 12, 1998 and a Second Amendment to Security Agreement of even date herewith (the "Security Agreement").

         D. The Borrower has requested that the Bank extend the term and increase the amount of the line of credit facility, and the Bank has agreed, subject to the terms and conditions hereinafter described.

                                   WITNESSETH
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         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that the Agreement is hereby modified and amended as follows (the Agreement, as amended, is hereinafter referred to as the "Agreement"):



         1. Recitals. The parties acknowledge and agree that the foregoing Recitals are true and correct, and are incorporated herein by reference.

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         2.       Amendments to Agreement.
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                  A. The aggregate principal amount of the credit facility
described in the first Recital of the Agreement is hereby increased to Fifteen Million Dollars ($15,000,000.00).

                  B. The definition of "Note" on Page 3 of the Agreement is hereby modified to mean the Line of Credit Promissory Note, as heretofore amended and as amended on even date herewith.

                  C. The definition of "Other Agreements" on Page 4 of the Agreement is hereby modified to include this Fourth Amendment, the Third Amendment to Line of Credit Promissory Note, and the Second Amendment to Security Agreement of even date herewith between the Borrower and Bank.

                  D. The definition of "Revolving Credit Commitment" on Page 5 of the Original Agreement is hereby deleted in its entirety and the following is inserted in its place:

                  "Revolving Credit Commitment" shall mean, at any given time, an amount equal to up to Fifteen Million Dollars ($15,000,000.00), minus the amount of any Letters of Credit then issued and outstanding under this Agreement."

                  E. Section 2.01 of the Agreement is hereby amended by extending the Line of Credit Termination Date until July 1, 2001, as may be extended by the Bank in writing from time to time thereafter. Notwithstanding the foregoing, the parties acknowledge and agree that the Bank will annually review the financial status of the Borrower and its performance under the terms and provisions of the Agreement, and the Bank shall have the right as a result of such review not to renew the term of the Note, in the Bank's sole discretion, upon at least fifty-four (54) week's prior written notice to Borrower.

                  F. Section 2.01 of the Agreement is hereby amended by adding the following provision at the end of Section 2.1:

             Notwithstanding anything to the contrary contained herein, the total advances at any time under the Line of Credit plus the face amount of outstanding Letters of Credit shall not exceed the aggregate of the following: (i) seventy-five percent (75%) of eligible Receivables (i.e. Receivables of 120 days or fewer); fifty percent (50%) of retainage owed to Borrower under existing customer contracts; and fifty percent (50%) of costs incurred and fees accrued by Borrower under existing customer contracts which have not yet been billed to such customers, but will be billed in the ordinary course of business. The Borrower shall submit monthly to Bank a Borrowing Base Certificate (the form of which is attached hereto as Exhibit A), subject to such modifications and adjustments as the Bank may reasonably deem appropriate as a result of its independent review of the calculations and supporting data and documentation relating to such Certificate. The Bank shall not be obligated to make any advance under the Agreement on the basis of a Borrowing Base Certificate which reports data that is more than thirty (30) days old.



                  G. Section 2.04(A) of the Agreement is hereby deleted in its entirety and the following is inserted in its place:

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                  The principal amount of all advances made hereunder shall bear interest at a fluctuating rate equal to the Bank's Prime Rate, as announced from time to time. The interest rate shall be adjusted as of the effective date of each change in the Bank's Prime Rate.

                  H. Section 2.06 of the Agreement is hereby deleted in its entirety and the following is inserted in its place:

                  The Borrower agrees to pay to the Bank an annual facility fee equal to one-half of one percent (0.5%) of the total credit facility available under the Agreement, which shall be paid quarterly in arrears (i.e. 0.5% of $15,000,000.00 equals $75,000.00, paid quarterly in the amount of $18,750.00).



                  I. Section 3.01 of the Agreement is hereby deleted in its entirety and the following is inserted in its place:

                  Subject to the terms hereof, the Bank will from time to time until the Line of Credit Termination Date, make available Letters of Credit in an aggregate amount not to exceed Fifteen Million Dollars ($15,000,000.00) minus the total principal amount then - outstanding under the Line of Credit.

                  J. Section 6.05 of the Agreement is hereby amended by increasing the required minimum Tangible Net Worth of Borrower to Six Million Five Hundred Thousand Dollars ($6,500,000.00), which shall be reviewed quarterly by the Bank. For purposes hereof, the Borrower's net worth shall be determined at the end of each calendar quarter, based on the audited financial statements or the 10-Q financial reports of the Borrower.

                  K. Borrower agrees it shall constitute a default under the Agreement if the Borrower experiences a net operating loss during any fiscal year, as determined by the Bank based upon the audited annual financial statements of the Borrower.

         3. Representations and Warranties. The Borrower hereby confirms that all of the representations and warranties set forth in Section IV of the Agreement are accurate, complete and correct as of the date of this Fourth Amendment, and are incorporated herein by reference.

         4. Effect of Amendment. Except as modified and amended herein, the Agreement shall be and remain in full force and effect. In the event of any conflict between the terms and provisions of the Agreement and this Fourth Amendment, the terms and provisions of this Fourth Amendment shall prevail. Nothing contained herein shall constitute a novation under the Note.


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         IN WITNESS WHEREOF, the parties hereto have caused this Fourth
Amendment to be executed under seal, intending this to be a sealed instrument, as of the date first above written.



    WITNESS/ATTEST:                    ENVIRONMENTAL ELEMENTS CORPORATION



    _________________________      By:____________________________________(SEAL)

                                       Name: James B. Sinclair

                                       Title: Vice-President and

                                              Chief Financial Officer





                                       MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY



    _________________________      By:____________________________________(SEAL)

                                       Philip G. Enstice,

                                       Senior Vice-President


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